Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Glenn Darden and John C. Cirone, and each of them, the true and lawful attorneys-in-fact of the undersigned, with full power of substitution and resubstitution, for him and in his name, place and stead, to sign on his behalf, as an officer of Quicksilver Resources Inc., a Delaware corporation (the “Corporation”), a Registration Statement on Form S-1 (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended, of $150,000,000 Convertible Subordinated Debentures of the Corporation due 2024, and to sign any or all amendments and any or all post-effective amendments to the Registration Statement, whether on Form S-1 or otherwise, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys or attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys or attorneys-in-fact or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Dated: November 2, 2005

/s/ Philip W. Cook
Philip W. Cook